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                                                                   EXHIBIT 10.28

                             FIFTH AMENDMENT TO THE
              MEDAPHIS CORPORATION NON-QUALIFIED STOCK OPTION PLAN
                          FOR NON-EXECUTIVE EMPLOYEES

         THIS FIFTH AMENDMENT (the "Fifth Amendment") is made effective as of the 1st day of February, 1998, by MEDAPHIS CORPORATION, a Delaware corporation (the "Company").

                             W I T N E S S E T H :

         WHEREAS, the Company has previously adopted the Medaphis Corporation Non-Qualified Stock Option Plan for Non-Executive Employees (the "Plan");

         WHEREAS, the Compensation Committee (the "Compensation Committee") of the Board of Directors of the Company (the "Board") and the Board have previously adopted a First Amendment to the Plan, providing for an increase in the number of shares reserved for issuance pursuant to the Plan to 1,025,000 from 925,000 shares;

         WHEREAS, the Compensation Committee and the Board have previously adopted a Second Amendment to the Plan providing for an increase in the number of shares reserved for issuance pursuant to the Plan to 1,438,925 from 1,025,000 shares;

         WHEREAS, the Compensation Committee and the Board have previously adopted a Third Amendment to the Plan providing for an increase in the number of shares reserved for issuance pursuant to the Plan to 1,510,200 from 1,438,925 shares;

         WHEREAS, the Compensation Committee and the Board have previously adopted a Fourth Amendment to the Plan providing for an increase in the number of shares reserved for issuance pursuant to the Plan to 2,025,000 from 1,510,200 shares; and

         WHEREAS, the Compensation Committee and the Board have approved an increase in the number of shares reserved for issuance pursuant to the Plan to 5,000,000 from 2,025,000 shares.

         NOW, THEREFORE, Section 3 of the Plan is hereby amended by deleting
Section 3 of the Plan in its entirety and replacing it with the following:

                                   SECTION 3.

                         SHARES RESERVED UNDER THE PLAN

                       "There shall be 5,000,000 shares of Stock
                  reserved for issuance under this Plan, and such shares of Stock shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been repurchased by the Company. Furthermore, any shares of Stock subject to an Option that remain unissued after the cancellation or expiration of such Option thereafter shall again become available for use under this Plan."


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         FURTHER, except as specifically amended by this Fifth Amendment, the
Plan shall remain in full force and effect as prior to this Fifth Amendment.

         IN WITNESS WHEREOF, the Company has caused this Fifth Amendment to be effective as of the day and year first above written.

                                        MEDAPHIS CORPORATION



                                        By: /s/ David E. McDowell
                                           ------------------------------------
                                           David E. McDowell
                                           Chairman and Chief Executive Officer


ATTEST:



By: /s/ Randolph L. M. Hutto
   -------------------------------
   Randolph L. M. Hutto
   Secretary


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